                                                                     EXHIBIT 31


Wachovia Bank                 Maturity Master Note                     WACHOVIA
of Georgia, N.A.                  Non Revolving



     FOR VALUE RECEIVED, _______________________________________ (hereinafter called the "Borrower"), hereby promises to pay on _______________, 19__ to the order of WACHOVIA BANK OF GEORGIA, N.A., (hereinafter called the "Lender"), the principal sum of $________________ or so much thereof as may be outstanding under the Line of Credit as hereinafter defined, to be opened pursuant to the terms of this Note, at the principal office of Lender in Atlanta, Georgia, or such other place as Lender may direct in writing, in legal tender of the United States, with interest thereon from the date of advance until paid at the rate hereinafter set forth:

                         [COMPLETE APPLICABLE PARAGRAPH]

     Interest shall accrue at the rate of _____% per annum.

                                       or

     Interest shall accrue at the rate per annum of ____% in excess of the Prime Rate. For purposes of this Note the term "Prime Rate" refers to that interest rate so denominated and set by the Lender from time to time as an interest rate basis for borrowings. The Prime Rate is one of several interest rate bases used by the Lender. The Lender lends at interest rates above and below the Prime Rate. The rate of interest on this Note shall change each time the Prime Rate changes, on the date on which the change in the Prime Rate is effective.

On the date hereof, the rate of interest on this Note, expressed in simple interest terms, is ____% per annum. Interest shall be due and payable ____________________, in arrears, commencing on ____________, 19__ and continuing on the ______ day of each ________________ consecutive calendar month thereafter.

Notwithstanding the foregoing, after final maturity or earlier acceleration of this Note, interest on the unpaid balance of this Note shall accrue and be payable on demand at the rate per annum equal to 150% of the interest rate that would have been otherwise applicable to this Note if it had not so matured or been accelerated. Interest shall be computed daily on the outstanding principal amount of this Note on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first but excluding the last). At Borrower's election, Borrower may prepay this Note in whole or in part at any time. All partial prepayments will be applied first to accrued but unpaid interest and any excess shall be applied to the unpaid principal.

Borrower has paid Lender a non-refundable fully earned fee of
__________________.

Upon execution of this Note, a line of credit (the "Line of Credit") shall be opened by Lender so that so long as an event of default (as hereinafter defined) does not exist, Borrower may borrow from time to time up to the maximum aggregate principal amount outstanding of ______________ Dollars ($___________). In the event Borrower shall prepay or repay any amounts borrowed hereunder such amounts cannot be reborrowed. Advances to Borrower under the Line of Credit shall be evidenced by this Note. Lender, at its sole discretion, is hereby authorized to make advances under this Note upon telephonic communication of the borrowing request from any person representing himself or herself to be Borrower or in the event Borrower is a partnership or corporation, a duly authorized officer or representative of Borrower. Each such telephonic request for borrowing shall be confirmed by Borrower in a writing delivered to Lender no later than five (5) days after such telephonic request; provided, however, that the absence of such written confirmation shall in no way diminish Borrower's liability to repay such advance. Each advance hereunder shall be made by means of a credit to Borrower's account with Lender.

Borrower understand and agrees that the commitment of Lender hereunder shall be subject to review by Lender from time to time and Lender may, with or without cause and without notice to Borrower, terminate the Line of Credit and refuse any request of Borrower for further advances pursuant thereto.

To secure the indebtedness evidenced by this Note, together with any extensions or renewals thereof, in whole or in part, as well as all other indebtedness, obligations and liabilities of Borrower to Lender, now existing or hereafter incurred or arising (hereinafter sometimes referred to collectively as the "Obligations"), Borrower does hereby grant to Lender a security interest in and security title to, the following described property:

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
now owned or hereafter acquired or arising, together with any and all additions and accessions thereto or replacements thereof, returned or unearned premiums from any insurance written in connection with this Note and any products and/or proceeds of any of the foregoing. However, Lender does not have a security interest in any goods acquired by Borrower for personal, family or household purposes more than 10 days after the date of this Note, unless such goods are added to or attached to the Collateral (as hereinafter defined).

In addition, Borrower hereby grants to Lender a security interest in and security title to (i) all other property of Borrower of every kind or description now or hereafter in the possession or control of Lender for any reason, including, without limitation, all cash, stock or other dividends and all proceeds thereof, and all rights to subscribe for securities incident thereto and any substitutions or replacements for, or other rights in connection with, any of the Collateral and (ii) any balance or deposit accounts of Borrower, whether such accounts be general or special, or individual or multiple party, and upon all drafts, notes, or other items deposited for collection by Borrower with Lender, and Lender may at any time, without demand or notice appropriate and apply any of such to the payment of any of the Obligations, whether or not due. All property described in this paragraph and the one above in which Borrower has granted to Lender a security interest or security title hereunder is hereinafter collectively referred to as the "Collateral".

If at any time the Collateral described above or hereafter pledged as security for any of the Obligations, shall be or become unsatisfactory to Lender or should Lender deem itself insecure, Borrower will immediately furnish such further Collateral to be held by Lender as if originally pledged hereunder or make such payment on account as will be satisfactory to Lender.

Upon (i) any failure of any Obligor (which term shall include each Borrower, endorser, surety or guarantor of this Note) to perform any agreement or promise hereunder or to pay any Obligation whatsoever to Lender when due; (ii) any warranty, representation or statement made or furnished to Lender by or on behalf of Borrower in connection with the extension of credit evidenced by this Note proving to have been false in any material respect when made or furnished;
(iii) any loss, theft, substantial damage, destruction, sale, foreclosure or encumbrance to or of any of the Collateral, or the making of any levy, seizure or attachment thereof or thereon or the rendering of any judgment or lien or garnishment or attachment against any Obligor or his property, whether actual or threatened; (iv) the death, dissolution, termination of existence, insolvency, business failure, appointment of a receiver of any part of the property of, assignment for the benefit of creditors by, or the commencement of any proceeding under any bankruptcy or insolvency laws, state or federal, by or against Borrower or any other Obligor; (v) any discontinuance or termination of any guaranty of any of the Obligations by a guarantor; or (vi) Lender deeming itself insecure or the Collateral in danger of misuse, misappropriation or confiscation (the events described in (i) through (vi) may be referred to herein as event(s) of default; Lender's obligation to extend financing under the Line of Credit shall immediately cease and upon the occurrence of any event of default, or at any time thereafter (such event of default not having been previously cured), Lender at its option may declare all of the Obligations to be immediately due and payable, all without notice or demand. Upon the occurrence of any event of default, or at any time thereafter (such event of default not having been previously cured), in addition to and independent of the right to accelerate the maturity of this Note and any other rights of Lender under this Note or any other agreement with Borrower, Lender shall have the remedies of a secured party under the

Uniform Commercial Code of Georgia, as amended from time to time (the "Code"), including without limitation thereto, the right to take possession of the Collateral, or the proceeds thereof and to sell or otherwise dispose thereof, and for this purpose, to sign in the name of Borrower any transfer, conveyance or instrument necessary or appropriate in order for Lender to sell or dispose of any of the Collateral, and Lender may, so far as Borrower can give authority therefor, enter upon the premises on which the Collateral or any part thereof may be situated and remove the same therefrom, without being liable in any way to Borrower on account of entering any premises. Lender may require Borrower to assemble the Collateral and make the Collateral available to Lender at a place to be designated by Lender which is reasonably convenient to both parties. The right is expressly granted to Lender to transfer at any time to itself or its nominee any Collateral held hereunder and to receive the income therefrom and hold the same as security herefor, or to apply it to any of the Obligations. Unless the Collateral is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, Lender shall give Borrower written notice of the time and place of any public sale thereof or of the time after which any private sale or other intended disposition thereof is to be made. The requirement of sending reasonable notice shall be met if such notice is mailed, postage prepaid, or otherwise given, to Borrower at the last address shown on Lender's records at least five days before such disposition.

If Lender endeavors to collect all or any portion of the indebtedness evidenced by this Note by or through an attorney-at-law, Borrower shall pay to Lender (i) attorneys' fees in an amount equal to 15% of the principal and interest unpaid on this Note and (ii) all costs of collection.

The rights of Lender specified herein shall be in addition to, and not in limitation of Lender's rights under the Code, or any other statute or rules of law conferring rights similar to those conferred by the Code, and under the provisions of any other instrument executed by Borrower to Lender, and any rights or remedies of Lender may be exercised or taken in any order or sequence whatsoever, at the sole option of Lender.

The security agreement set forth herein and the security interest in the Collateral created hereby shall only terminate when all of the Obligations have been paid in full. No waiver by Lender of any default shall be effective unless in writing nor operate as a waiver of any other default or of the same default on a future occasion. All rights of Lender hereunder shall inure to the benefit of its successors and assigns, and all Obligations of Borrower shall bind the heirs, legal representatives, successors and assigns of Borrower.

Each Obligor hereby severally waives presentment, demand, protest and notice of demand and dishonor, protect and non-payment, and any other notice required by law relative hereto which may be so waived and any and all rights Borrower may have to notice prior to seizure of personal property by the Lender having an interest in such property of Borrower. Each Obligor agrees that (i) this Note may be renewed or extended, (ii) any other Obligor may be released by Lender from liability, (iii) any Collateral may be released or substituted or reduced,
(iv) Lender may compromise or receive less than the amount due on any Collateral, (v) Lender may grant any other indulgence to any other Obligor without notice to Obligor, and (vi) Lender may proceed against any Obligor without first proceeding against Borrower or any other Obligor, or against any Collateral, all without affecting Obligor's liability to Lender.

This Note, and the rights and obligations of the parties hereunder shall be governed by and construed in accordance with the laws of the State of Georgia.

As used herein, the term "Borrower" shall mean each of the undersigned, jointly and severally.

IN WITNESS WHEREOF, Borrower has caused this Note to be signed and sealed this
       day of            , 19  .
------        -----------    --

If Borrower is a corporation:
                              --------------------------------------------------
                                        Name of Corporation

                         By:
                              --------------------------------------------------
                                        Title:

[CORPORATE SEAL]

                         Attest:
                                 -----------------------------------------------
                                        Sec./Asst. Sec.


If Borrower is a partnership:
                              --------------------------------------------------
                                        Name of Partnership               [SEAL]


                         By:
                              --------------------------------------------------
                                        General Partner


                         By:
                              --------------------------------------------------
                                        General Partner


If Borrower is an individual/sole
proprietor:

                                                                          [SEAL]
----------------------------------- --------------------------------------
Borrower's Social Security Number            Signature


                                                                          [SEAL]
----------------------------------- --------------------------------------
Borrower's Social Security Number            Signature